UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

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FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 3, 2009
Date of Report (Date of earliest event reported)

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INTERNATIONAL COMMERCIAL TELEVISION INC.
Exact name of registrant as specified in its charter)

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Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

299 Madison Avenue N. Suite C
Bainbridge Island, WA 98110
(Address of principal executive offices)

206-780-8203
Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

We dismissed our current independent accountant, Dohan & Company CPA (Dohan), on September 4, 2009.  The decision to change accountants was approved by our Board of Directors.

Dohan’s reports on our financial statements for the two years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except each report contained an explanatory paragraph regarding our ability to continue as a going concern.  During our two most recent fiscal years, and the subsequent interim periods during 2009 through the date of Dohan’s dismissal on September 4, 2009, there were no disagreements with Dohan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Dohan, would have caused Dohan to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements during such periods. None of the events described in Item 304(a)(1)(iv) of Regulation S-K occurred during the two most recent fiscal years and any subsequent interim periods preceding the dismissal of Dohan.

We retained Amper, Politziner & Mattia, LLP (“Amper”) on September 3, 2009, as the Company’s new independent registered public accounting firm to provide audit services for the Company, beginning with the fiscal year ended December 31, 2008. During the period that Dohan served as the Company’s principal accountant, the Company did not consult with Amper regarding the application of accounting principles to a specific transaction, or type of audit opinion that might be rendered on the Company’s financial statements and no written or oral advice was provided by Amper that was a factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, and the Company did not consult with Amper on or regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

A copy of this report was sent to Dohan & Company, and Dohan & Company’s response stating whether it agrees with the statements made in this report and, if not, stating the respects in which it does not agree, is attached as an Exhibit.

Item 9.01	Exhibits

Exhibit No. 99	Letter from Dohan & Company

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Commercial Television, Inc.

By:	/s/ Richard Ransom
Richard Ransom, Chief Financial Officer

Date:  September 28, 2009